Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

	As of December 31, 2009*	As of June 30, 2010
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,198	$10,713
Marketable securities	14,287	19,346
Accounts receivable, net of allowance	3,178	3,308
Deferred income taxes, net	644	66
Income taxes receivable, net	23	309
Prepaid revenue share, expenses and other assets	837	1,419

Total current assets	29,167	35,161
Prepaid revenue share, expenses and other assets, non-current	415	452
Deferred income taxes, net, non-current	263	443
Non-marketable equity securities	129	377
Property and equipment, net	4,845	4,920
Intangible assets, net	775	904
Goodwill	4,903	5,788

Total assets	$40,497	$48,045

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$216	$397
Accrued compensation and benefits	982	748
Accrued expenses and other current liabilities	570	3,623
Accrued revenue share	694	677
Deferred revenue	285	302

Total current liabilities	2,747	5,747

Deferred revenue, non-current	42	31
Income taxes payable, net, non-current	1,392	1,318
Other long-term liabilities	312	336

Stockholders’ equity:
Common stock and additional paid-in capital	15,817	17,109
Accumulated other comprehensive income	105	346
Retained earnings	20,082	23,158

Total stockholders’ equity	36,004	40,613

Total liabilities and stockholders’ equity	$40,497	$48,045

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
	(unaudited)
Revenues	$5,523	$6,820	$11,032	$13,595

Costs and expenses:
Cost of revenues (including stock-based compensation expense of $14, $8, $26, $14)	2,108	2,467	4,209	4,919
Research and development (including stock-based compensation expense of $182, $202, $352, $393)	708	898	1,349	1,716
Sales and marketing (including stock-based compensation expense of $57, $56, $116, $110)	469	629	903	1,236
General and administrative (including stock-based compensation expense of $40, $43, $77, $83)	364	461	814	871

Total costs and expenses	3,649	4,455	7,275	8,742

Income from operations	1,874	2,365	3,757	4,853
Interest and other income (expense), net	(18)	69	(11)	87

Income before income taxes	1,856	2,434	3,746	4,940
Provision for income taxes	371	594	839	1,145

Net income	$1,485	$1,840	$2,907	$3,795

Net income per share - basic	$4.70	$5.78	$9.21	$11.93

Net income per share - diluted	$4.66	$5.71	$9.15	$11.77

Shares used in per share calculation - basic	315,901	318,350	315,576	318,123

Shares used in per share calculation - diluted	318,536	322,486	317,878	322,547

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
	(unaudited)
Operating activities
Net income	$1,485	$1,840	$2,907	$3,795
Adjustments:
Depreciation and amortization of property and equipment	311	266	632	530
Amortization of intangible and other assets	66	76	148	143
Stock-based compensation expense	293	309	571	600
Excess tax benefits from stock-based award activities	(4)	(19)	(36)	(31)
Deferred income taxes	(101)	9	(114)	(4)
Other	(2)	—	(23)	2
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(139)	(243)	(42)	(197)
Income taxes, net	(389)	(545)	(64)	(164)
Prepaid revenue share, expenses and other assets	10	(34)	88	(191)
Accounts payable	20	79	42	199
Accrued expenses and other liabilities	41	319	(281)	(75)
Accrued revenue share	15	11	19	34
Deferred revenue	3	17	12	28

Net cash provided by operating activities	1,609	2,085	3,859	4,669

Investing activities
Purchases of property and equipment	(139)	(476)	(402)	(715)
Purchases of marketable securities	(5,391)	(12,934)	(10,636)	(25,421)
Maturities and sales of marketable securities	5,325	11,135	10,435	20,630
Investments in non-marketable equity securities	(9)	(227)	(28)	(230)
Cash collateral received from securities lending	—	2,870	—	2,870
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(3)	(229)	(5)	(419)

Net cash provided by (used in) investing activities	(217)	139	(636)	(3,285)

Financing activities
Net proceeds related to stock-based award activities	47	39	10	1
Excess tax benefits from stock-based award activities	4	19	36	31
Repurchase of common stock in connection with acquisitions	—	(704)	—	(801)

Net cash provided by (used in) financing activities	51	(646)	46	(769)

Effect of exchange rate changes on cash and cash equivalents	42	(57)	(15)	(100)

Net increase in cash and cash equivalents	1,485	1,521	3,254	515
Cash and cash equivalents at beginning of period	10,426	9,192	8,657	10,198

Cash and cash equivalents at end of period	$11,911	$10,713	$11,911	$10,713

The following table presents our revenues by revenue source (in millions, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Advertising revenues:
Google web sites	$3,653	$4,499	$7,345	$8,938
Google Network web sites	1,684	2,063	3,322	4,099

Total advertising revenues	5,337	6,562	10,667	13,037
Other revenues	186	258	365	558

Revenues	$5,523	$6,820	$11,032	$13,595

The following table presents our revenues, by revenue source, as a percentage of total revenues (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Advertising revenues:
Google web sites	66%	66%	67%	66%
Google Network web sites	31%	30%	30%	30%

Total advertising revenues	97%	96%	97%	96%
Other revenues	3%	4%	3%	4%

Revenues	100%	100%	100%	100%